AMENDMENT NO. 2

TRANSFER AGENCY AND SERVICES AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Series Fund, Inc. (“TSF”) and Thrivent Financial Investor Services Inc. (“TFISI”) hereby agree that the TRANSFER AGENCY AND SERVICES AGREEMENT, dated as of January 1, 2020, by and between TSF and TFISI (the “Agreement”) is hereby amended to reflect that effective August 31, 2020, Thrivent Partner Growth Stock Portfolio has merged into Thrivent Large Cap Growth Portfolio.

A revised Schedule A is attached hereto.

THRIVENT SERIES FUND, INC.		THRIVENT FINANCIAL INVESTOR SERVICES INC.

By:	/s/ David S. Royal	By:	/s/ Kathryn A. Stelter
	David S. Royal		Kathryn A. Stelter
	President and Chief Investment Officer		Vice President and Chief Operations Officer

ATTEST:		ATTEST:

By:	/s/ John D. Jackson	By:	/s/ John D. Jackson

SCHEDULE A

Thrivent Aggressive Allocation Portfolio

Thrivent All Cap Portfolio

Thrivent Balanced Income Plus Portfolio

Thrivent Diversified Income Plus Portfolio

Thrivent ESG Index Portfolio

Thrivent Global Stock Portfolio

Thrivent Government Bond Portfolio

Thrivent High Yield Portfolio

Thrivent Income Portfolio

Thrivent International Allocation Portfolio

Thrivent International Index Portfolio

Thrivent Large Cap Growth Portfolio

Thrivent Large Cap Index Portfolio

Thrivent Large Cap Value Portfolio

Thrivent Limited Maturity Bond Portfolio

Thrivent Low Volatility Portfolio

Thrivent Mid Cap Growth Portfolio

Thrivent Mid Cap Index Portfolio

Thrivent Mid Cap Stock Portfolio

Thrivent Mid Cap Value Portfolio

Thrivent Moderate Allocation Portfolio

Thrivent Moderately Aggressive Allocation Portfolio

Thrivent Moderately Conservative Allocation Portfolio

Thrivent Money Market Portfolio

Thrivent Multidimensional Income Portfolio

Thrivent Opportunity Income Plus Portfolio

Thrivent Partner Emerging Markets Equity Portfolio

Thrivent Partner Healthcare Portfolio

Thrivent Real Estate Securities Portfolio

Thrivent Small Cap Growth Portfolio

Thrivent Small Cap Index Portfolio

Thrivent Small Cap Stock Portfolio